Exhibit 5.3

Suite 1919, 630 Fifth Avenue, (45 Rockefeller Plaza),

New York, NY 10111, USA

T: (1-212) 703-8702

F: (1-212) 703-8720

Oranco, Inc.

6470 East Johns Crossing, Suite 160

Johns Creek, GA 30097

January 26, 2024

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Oranco, Inc., a company formed under the laws of the State of Nevada (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Form S-1 (Registration No. 333-270702), including the prospectus and all amendments and supplements thereto (the “Registration Statement”), relating to the registration of 2,000,000 shares of common stock, par value $0.001 per share (the “Shares”), and up to 80,000 shares of common stock, par value $0.001 per share (the “Warrant Shares”), underlying warrants issuable to the underwriter(s) upon exercise of such warrants (the “Underwriters’ Warrants”), pursuant to the Underwriting Agreement between the Company and the underwriters named therein (the “Underwriting Agreement”).

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of the Underwriters’ Warrants, and (iii) such other documents and records as we have deemed necessary.

With your permission, for the purposes of the opinion expressed herein, we have assumed the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have assumed that the Company has the requisite legal power and authority under the laws of the State of Nevada to execute and deliver the Underwriters’ Warrants and perform its obligations thereunder. We have further assumed that (i) under the laws of the State of Nevada, the Underwriters’ Warrants have been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms and (ii) under the laws of the State of Nevada, the Underwriters’ Warrants constitute valid and binding obligations of the Company.

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Shenzhen Office Tel: (86-755) 2939-5288 Fax: (86-755) 2939-5289	Hangzhou Office Tel: (86-571) 2689-8188 Fax: (86-571) 2689-8199
Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001	Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579	Haikou Office Tel: (86-898) 3633-3401 Fax: (86-898) 3633-3402	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050
New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168			www.junhe.com

Based upon the foregoing, we are of the opinion that to the extent governed by the laws of the State of New York, the Underwriters’ Warrants have been duly authorized and, when executed, registered and delivered and paid for in the manner contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company.

The opinions expressed above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally and (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality.

This opinion has been prepared for use in connection with the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the Commission on the date hereof, and to each reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ JUN HE LAW OFFICES LLC
JUN HE LAW OFFICES LLC